As filed with the Securities and Exchange Commission on April 11, 2005

Registration No. 333-2202

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	75-1815822
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3000 Research Drive
Richardson, Texas 75082
(Address of principal executive offices including zip code)

AMX Corporation 1996
Employee Stock Purchase Plan
AMX Corporation 1995 Director Stock Option Plan
AMX Corporation 1995 Stock Option Plan
AMX Corporation 1993 Stock Option Plan

(Full title of the plans)

C. Chris Apple
AMX Corporation
3000 Research Drive
Richardson, Texas 75082
(Name and address of agent for service)

(469) 624-8000
(Telephone number, including area code, of agent for service)

Post-Effective Amendment No. 1

On March 11, 1996, AMX Corporation (the “Registrant”) filed a registration statement (the “Registration Statement”) on Form S-8 (No. 333-2202) for the purpose of registering 2,453,080 shares of its common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance under the AMX Corporation 1996 Employee Stock Purchase Plan, the AMX Corporation 1995 Director Stock Option Plan (the “1995 Director Plan”), the AMX Corporation 1995 Stock Option Plan (the “1995 Plan”) and the AMX Corporation 1993 Stock Option Plan.  Pursuant to that certain Agreement and Plan of Merger, dated February 15, 2005 (the “Agreement”), among the Registrant, Thrall Omni Company, Inc., a Delaware corporation (“Parent”), and Amherst Acquisition Co., a Texas corporation and wholly-owned subsidiary of Parent (“Subcorp”), Subcorp was merged with and into the Registrant and the Registrant became a wholly-owned subsidiary of Parent (the “Merger”).  Pursuant to the Merger, the Registrant hereby removes from registration the 478,487 unsold shares of Common Stock covered by the 1995 Plan and the 227,500 unsold shares of Common Stock covered by the 1995 Director Plan as of the date hereof, which constitute all remaining unsold shares of Common Stock covered by the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson and State of Texas, on the 11th day of April, 2005.

AMX CORPORATION

By:	/s/ C. Chris Apple
C. Chris Apple
Vice President and
Chief Financial Officer